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   As filed with the Securities and Exchange Commission on November 16, 1998
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                       FNB FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

     North Carolina                                      56-1382275
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                      Identification No.)

     202 South Main Street
     Reidsville, North Carolina                          27320
     (Address of Principal Executive Offices)            (Zip Code)

                       FNB FINANCIAL SERVICES CORPORATION
                        OMNIBUS EQUITY COMPENSATION PLAN
                            (AS AMENDED AND RESTATED)
                            (Full title of the plan)

             Ernest J. Sewell, President and Chief Executive Officer
                              202 South Main Street
                        Reidsville, North Carolina 27320
                     (Name and address of agent for service)

                                 (336) 342-3346
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Gerald F. Roach, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                       Proposed maximum    Proposed maximum
Title of securities      Amount to     offering price per  aggregate offering     Amount of
 to be registered    be registered (1)      share(2)            price(2)       registration fee
------------------------------------------------------------------------------------------------
  Common Stock,       188,432 shares        $18.50           $3,484,327.00         $969.00
  $1.00 par value
================================================================================================

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the plan.

(2) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be the subject of the Plan are deemed to be offered at $18.50 per share, the average of the high and low prices for the Registrant's Common Stock on November 9, 1998 in the Nasdaq National Market System.

================================================================================


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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement is filed to register 188,432 (One Hundred Eighty-Eight Thousand Four Hundred and Thirty-Two) additional shares of Common Stock of FNB Financial Services Corporation (the "Company") reserved for issuance under the FNB Financial Services Corporation Omnibus Equity Compensation Plan, as amended and restated effective November 14, 1996 (the "Plan"). The contents of the Company's Registration Statement No. 333-24755 as filed with the Commission on April 8, 1997 are incorporated in this registration statement by reference. That registration statement originally covered 150,000 shares of Company Common Stock reserved for issuance under the Plan, as subsequently adjusted in accordance with certain anti-dilution provisions of the Plan.


Item 3. Incorporation of Documents by Reference

         The following documents have been filed with the Commission and are incorporated herein by reference:

         (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

         (b) Quarterly Reports on Form 10-Q for the three months ended March 31, 1998, June 30, 1998 and September 30, 1998.

         (c) Current Reports on Form 8-K filed with the Commission on April 6, 1998 and August 27, 1998.

         (d) The description of the Common Stock of the Company contained in the Company's registration statement filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any other amendment or report filed for the purpose of updating such description.

         All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 8. Exhibits

         The following exhibits are filed as a part of this Registration
Statement:

Exhibit Number    Description of Exhibit
--------------    ----------------------

       4.1(1) Amended and Restated Articles of Incorporation of FNB Financial Services Corporation

       4.2(1)     Bylaws of FNB Financial Services Corporation, as amended

       4.3(2)     Specimen Common Stock Certificate

       5          Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P.

      23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto)

      23.2        Consent of Cherry, Bekaert & Holland, L.L.P.

      24          Powers of Attorney (included on the signature page hereof)

--------------------

(1) Exhibit to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 as filed with the Commission and incorporated herein by reference.

(2) Exhibit to the Company's Registration Statement on Form S-14 (File No. 2-90095) as filed with the Commission and incorporated herein by reference.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reidsville, State of North Carolina, on November 16, 1998.

                                  FNB FINANCIAL SERVICES CORPORATION

                                  By:    /s/  Ernest J. Sewell
                                         -------------------------------------
                                  Name:  Ernest J. Sewell
                                  Title: President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernest J. Sewell and Robert F. Albright and either of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 16, 1998 in the capacities indicated.

           Signature                           Title
           ---------                           -----

/s/  Ernest J. Sewell           President, Chief Executive Officer and Director
----------------------------    (Principal executive officer)
Ernest J. Sewell

/s/  Robert F. Albright         Executive Vice President and Chief Financial
----------------------------    Officer (Principal financial officer)
Robert F. Albright

/s/  Michael W. Shelton         Vice President and Controller
----------------------------    (Principal accounting officer)
Michael W. Shelton

/s/  W. B. Apple, Jr.           Director
----------------------------
W. B. Apple, Jr.

/s/  Charles A. Britt           Director
----------------------------
Charles A. Britt

/s/  Barry Z. Dodson            Director
----------------------------
Barry Z. Dodson

/s/  O. E. Green                Director
----------------------------
O. E. Green

/s/  Joseph H. Kinnarney        Director
----------------------------
Joseph H. Kinnarney

/s/  Clifton G. Payne           Director
----------------------------
Clifton G. Payne

/s/  Elton H. Trent, Jr.        Director
----------------------------
Elton H. Trent, Jr.

/s/  Kenan C. Wright            Director
----------------------------
Kenan C. Wright


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                                  EXHIBIT INDEX


Exhibit Number    Description of Exhibit
--------------    ----------------------

    4.1(1) Amended and Restated Articles of Incorporation of FNB Financial Services Corporation

    4.2(1)        Bylaws of FNB Financial Services Corporation, as amended

    4.3(2)        Specimen Common Stock Certificate

    5             Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P.

   23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto)

   23.2           Consent of Cherry, Bekaert & Holland, L.L.P.

   24             Powers of Attorney (included on the signature page hereof)

--------------------

(1) Exhibit to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 as filed with the Commission and incorporated herein by reference.

(2) Exhibit to the Company's Registration Statement on Form S-14 (File No. 2-90095) as filed with the Commission and incorporated herein by reference.



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